                                 FULLY NET LEASE

THIS IS AN AGREEMENT OF LEASE, made this ________ day of ______________________, 1997, between MURRAY L. BEER, being located at Suite 401, Two University Plaza, Hackensack, New Jersey, 07601, Party of the First Part (hereinafter referred to as "LANDLORD"), and U.S. GOLF AND ENTERTAINMENT, INC., a New Jersey Corporation, being located at 134 Route 4 East, Englewood, New Jersey, 07631, Party of the Second Part (hereinafter referred to as "TENANT").

                              W I T N E S S E T H:

     Landlord, in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of Tenant, its successors and assigns, to be paid, kept and performed, has leased, rented, let and demised unto Tenant, and Tenant does hereby lease, take and rent, subject to the conditions hereinafter expressed, the premises known as Tax Lot 2, Block 2601, Route 4 East, Englewood, New Jersey, and more particularly described on Schedule "A" annexed hereto and made a part hereof (hereinafter referred to as "The Premises"). This is a Fully Net Lease. The Landlord will pay no charges and assume no burdens regarding these premises. Premises are leased subject to the following:

          a. Municipal Ordinance and Regulations, and Zoning Ordinances and Regulations of the City of Englewood;

          b. All covenants, reservations, restrictions, agreements and easements, whether of record or not;

          c. The liens of real estate taxes, municipal assessments, water rates, water meter charges, ground lease, water courses, tideland claims, sewer taxes, utilities and charges, accrued or unaccrued, fixed or not fixed, known or unknown;

          d. Any state of facts an accurate survey and title search of the premises may disclose.

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     TO HAVE AND TO HOLD The Premises unto Tenant, its successors and assigns, for a term of twenty-five (25) years, to commence on the 1st day of May, 1997, and to expire at midnight on the 30th day of April, 2022, or until said term shall sooner cease and expire under the provisions hereof.

     This Lease and Agreement is made on the following additional covenants, agreements, terms, provisions, conditions and limitations, all of which Landlord and Tenant covenant and agree to perform and observe:

                                    ARTICLE 1

                            RENT AND PERCENTAGE RENT

     1.01 Tenant covenants and agrees to pay to Landlord by a good and sufficient check at the address of Landlord herein specified, or at such address as Landlord may furnish as herein provided during the aforesaid term or any renewal term thereof, a minimum net rental (hereinafter sometimes referred to as the "Minimum Rent", "Net Rent", "Base Rent", or "Annual Rent") in equal monthly installments, each payable in advance on the first day of each month during the term hereof and any renewal term. Said minimum rent shall be paid to Landlord without notice or demand and without abatement, deduction or set-off. The total minimum rent for the term of the Lease, not including the Option, is $5,775,000.00. The rent payable for the years one (1) and two (2) shall be $200,000.00 per year payable at a monthly rate of $16,666.66. The rental for the years three (3) and four (4) shall be $210,000.00 per year payable at the rate of $17,500.00 per month. In like manner, the rent will increase by $10,000.00 every two years through the term of the Lease, and the Option, should it be exercised by the Tenant. The Lease shall expire on April 30, 2022. The Tenant will enter into occupancy of The Premises on May 1, 1997, and the first month's rent shall be due on May 1, 1997. The rent is as follows:


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                                                     MONTHLY
 YEARS                           YEARLY RENT           RENT           BEGINNING

 5/1/97 thru 4/30/1999           $200,000.00        $16,666.66         5/1/97
 5/1/99 thru 4/30/2001           $210,000.00        $17,500.00         5/1/99
 5/1/2001 thru 4/30/2003         $220,000.00        $18,333.33         5/1/2001
 5/1/2003 thru 4/30/2005         $230,000.00        $19,166.66         5/1/2003
 5/1/2005 thru 4/30/2007         $240,000.00        $20,000.00         5/1/2005
 5/1/2007 thru 4/30/2009         $250,000.00        $20,833.33         5/1/2007
 5/1/2009 thru 4/30/2011         $260,000.00        $21,666.66         5/1/2009
 5/1/2011 thru 4/30/2013         $270,000.00        $22,500.00         5/1/2011
 5/1/2013 thru 4/30/2015         $280,000.00        $23,333.33         5/1/2013
 5/1/2015 thru 4/30/2017         $290,000.00        $24,166.66         5/1/2015
 5/1/2017 thru 4/30/2019         $300,000.00        $25,000.00         5/1/2017
 5/1/2019 thru 4/30/2021         $310,000.00        $25,833.33         5/1/2019
 5/1/2021 thru 4/30/2022         $315,000.00        $26,250.00         5/1/2021
 LEASE ENDS

                              OPTION, IF EXERCISED

 5/1/2022 thru 4/30/2023         $320,000.00        $26,666.66         5/1/2022
 5/1/2023 thru 4/30/2025         $330,000.00        $27,500.00         5/1/2023
 5/1/2025 thru 4/30/2027         $340,000.00        $28,333.33         5/1/2025
 5/1/2027 thru 4/30/2029         $350,000.00        $29,166.66         5/1/2027
 5/1/2029 thru 4/30/2031         $360,000.00        $30,000.00         5/1/2029
 5/1/2031 thru 4/30/2032         $365,000.00        $30,416.66         5/1/2031


     1.02 Notwithstanding the minimum rent reserved in Paragraph 1.01 of this Lease, the parties agree that there are other sums that will become due that will be deemed rent, but which will not be applied against the rents reserved in Paragraph 1.01. The minimum rent will be the higher of either the amount stated as due under Paragraph 1.01, or twenty-five (25%) percent of the gross income attributable to The Premises. That is to say, the Tenant shall pay to the Landlord a sum equal to twenty-five (25%) percent of the gross income attributable to The Premises, or the minimum rent set forth in the above schedule whichever is more. For example, if 25% of the gross income for the lease year from 5/1/1997 to 4/30/98 is $250,000.00, and the Tenant has paid $200,000.00 for that lease year, then the Tenant will pay an additional sum of $50,000.00 within the time provided below. Each year of the lease will be subject to the same calculations, to determine if the percentage of gross rent provision is applicable.

     1.03 Gross income shall be defined as all income derived from

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 The Premises and any business thereon, including sales receipts and other money earned by the Tenant or any other entity which is attributable to The Premises. Each lease year shall be considered as an independent accounting period for the purpose of computing the gross income attributable to The Premises. The Lease year runs from May 1st through April 30th of each year.

     1.04 The gross income shall be determined within thirty (30) days after the last day of each lease year during the term of the Lease. The gross income shall be determined, and the calculation of 25% thereof shall be made, and if that sum is more than the current annual rent for that year, the Tenant shall forthwith pay to the Landlord the additional sum due. If 25% of the gross income is less than the Tenant's then current annual rent, there will be no reduction in rent, for it is intended that the rent set forth in the schedule in Paragraph 1.01 shall be the minimum rent to be received by the Landlord.

     1.05 In the event that the gross income for any year after the 3rd year of this Lease is less than $1,000,000.00, the Landlord may, at his option, by giving Tenant at least ninety (90) days written notice, terminate this Lease, by which date the Tenant will vacate The Premises in accordance with the terms of this Lease.

     1.06 The term "gross income" as used herein, shall be construed to include the entire amount charged by Tenant or related entity and any sub-tenant, on all sales, rentals, sales of goods or merchandise, services rendered in, at, from, or attributable to the Demised Premises, and sales wherever made, of services and merchandise stored on the Demised Premises, or any business conducted from the Demised Premises, whether on a cash basis, or on credit, paid or unpaid, collected or uncollected, including deposits not refunded to customers and the amount of any orders received at, or solicited from the Demised Premises, although such services may be provided elsewhere. No deduction may be taken from gross income, including for ATM charges or debit cards. Said term shall not include:

          (a) Any sales or excise tax imposed by any governmental authority, and added to the price of a sale or service, and collectible from the customer, and in turn payable by Tenant to

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     such governmental authority.

     1.07 Tenant shall prepare and keep, for a period of not less than four (4) years following the end of each lease year, adequate books and records including but not limited to inventories, purchases, and receipts of sales and merchandise, and all sales and other transactions by Tenant. Tenant shall record at the time of sale each receipt from sales or other transactions, whether for cash or on credit, in a sealed cash register or registers having a cumulative total. Tenant shall keep, for at least four (4) years following the end of each lease year, all pertinent original sales records, which records shall include
(a) cash register tapes; (b) serially numbered sales slips; (c) mail orders; (d) telephone orders; (e) transactions with sub-tenants; (f) rental receipts; (g) receipts or other records of merchandise taken off premises; (h) such other records which would normally be examined and required to be kept by an independent accountant pursuant to generally accepted auditing standards in performing an audit of Tenant's gross income; and (i) all income, sales, use and occupation tax returns.

     1.08 Tenant shall submit to Landlord on or before the 15th day following the end of each month during the term hereof a written statement signed by Tenant and certified by it to be true and correct showing the amount of gross income during the preceding month. Tenant shall submit to Landlord on or before the 30th day following the end of each lease year, payment for additional percentage rents due, along with a written statement signed by Tenant and certified by it to be true and correct, setting forth the amount of gross income during the preceding percentage year, which statement shall also be duly certified by an independent certified public accountant. The statements referred to herein shall be in such form and style and contain such details and breakdowns as Landlord may reasonably require. If the Tenant does not deliver such reports as required by this paragraph, Tenant shall pay to the Landlord, as additional rent, a late charge of $100.00 per day, for each day until the same is received by the Landlord, for all such failures to submit sales reports as due. The date of submission or delivery is deemed to be the date the document is received by the Landlord. In addition, Landlord shall

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 be entitled to all other remedies provided in this Lease, including injunctive relief.

     1.09 The acceptance by Landlord of payments of percentage rent, or reports thereon, shall be without prejudice and shall in no case constitute a waiver of Landlord's right to examination of Tenant's books and records of its gross income and inventories, nor a waiver of tenants duty to remain fully staffed and open for calendar seven (7) days per week.

     1.10 Landlord shall have the right to cause, upon five (5)days notice to Tenant, a complete audit to be made of Tenant's entire business affairs and of all records including those specified in the preceding paragraphs, and Tenant shall make all such records available for said examination at the Demised Premises. If the results of such audit shall show that Tenant's statement of gross income as required for any period has been understated then Tenant shall pay Landlord the cost of such audit, and Landlord's reasonable legal fees related thereto, in addition to any deficiency payment required. A report of the findings of Landlord's accountant shall be binding and conclusive upon Landlord and Tenant. The furnishing by Tenant of any statement that is inaccurate by seven (7%) percent shall constitute a breach of, and an event of default of, this Lease.

                                    ARTICLE 2

                                 ADDITIONAL RENT

     2.01 Tenant shall, during the term, as additional rent (hereinafter sometimes referred to as the "additional rent") discharge, as the same shall become due and payable (or, if the bills therefore are directed to Landlord rather than Tenant, within ten (10) days after Tenant's receipt of such bills from Landlord), all charges and costs related to the premises of any and every type whatsoever, including all real property taxes, assessments, ground lease payments, water rents, utility bills, rates and charges, sewer rents and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, known or unknown, and each and every installment thereof, and all fees and charges of private, public or governmental authorities for

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construction, maintenance, occupation or use during the term, of The Premises or of the water and sewer pipes or connections thereto, or for any sidewalk or street on or adjacent to The Premises, which shall or may during the term be charged, laid, levied, assessed, imposed, become due and payable, or liens upon or for The Premises or any part thereof, or any buildings, appurtenances or equipment thereon or therein or any part thereof, or the sidewalks or streets in front of or adjoining The Premises, and Tenant shall pay all taxes charged, laid, levied, assessed or imposed in lieu of the foregoing, together with all interest and penalties thereon, under or by virtue of all present or future laws, ordinances, requirements, orders, directions, rules or regulations of the Federal, State, County and City governments and of all other governmental authorities whatsoever, and of all public utility companies which may service
The Premises. To the extent that the same may be permitted by law, Tenant shall pay all charges aforesaid immediately when they are due and payable, without converting those charges to periodic payments and Tenant shall pay and discharge punctually said sums as they shall become due and payable during the term; and Tenant shall pay all water, gas, electric and sewer charges in full without proration or delay; and such prior payment shall be a condition of exercise of Tenant's Option to extend this Lease.

     2.02 Tenant shall also pay, within ten (10) days after the same shall become due and payable, all charges for taxes, assessments, ground lease, municipal improvements, water, steam heat, gas, hot water, electricity, light and power, garbage collection, and any other service or services furnished to The Premises or the occupants thereof during the term of this lease. Tenant shall be deemed to have complied with the covenants of this Article if payment of such tax, assessment, ground lease payment, water rent, rate or charge, sewer rent or other governmental imposition or charge shall have been made, either within any grace period allowed by law or by the governmental authority imposing the same during which payment is permitted without penalty or interest (provided, however, that the loss of an available discount shall not be deemed to constitute a penalty or interest charge) or before the same

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shall become a lien upon The Premises, whichever is earlier, and Tenant shall, within twenty (20) days after the time above provided for the payment by Tenant as enumerated above, produce and exhibit to Landlord receipted bills or sufficient and adequate copies of same, as proof of such payment.

     2.03 Tenant shall have the right to contest or review by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, Tenant shall conduct promptly at its own expense and free of any expense to Landlord), any tax assessment, water rent, rate or charge, sewer rent or other private, public or governmental imposition, fee or charge assessed against The Premises, provided that such contesting or review will not subject Landlord to civil or criminal penalties of any nature and, upon condition that before instituting any such proceedings, if the contested items shall not have been paid, Tenant shall furnish to Landlord a surety company bond, sufficient to cover the amount of the contested items with interest and penalties for the period which such proceedings may reasonably be expected to take, securing payment of such contested items, interest and penalties and all costs in connection therewith, and upon the furnishing of such bond, if available as aforesaid, Tenant shall not be deemed to be in default in the payment of such contested items. Notwithstanding the provisions of the foregoing sentence or the furnishing of any such bond, Tenant shall promptly pay all such items if at any time The Premises or any part thereof shall be in danger of being forfeited or lost by reason of such nonpayment, and upon such payment any such bond may be canceled and discharged. The legal proceedings herein referred to shall include appropriate certiorari proceedings and appeals from orders therein and appeals from any judgments, decrees or orders, but all such proceedings shall be begun as soon as is reasonably possible after the imposition or assessment of any contested item and shall be prosecuted to final adjudication with reasonable dispatch. If the Landlord in his discretion should intervene in, or review such proceedings the Tenant shall reimburse Landlord for any reasonable legal fees and expenses incurred by Landlord in connection therewith. In the event of any reduction, cancellation or discharge of any such

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contested item, Tenant shall pay the amount finally levied or assessed against
The Premises or adjudicated to be due and payable on any such contested item; and upon such payment any such bond may be canceled and discharged, and if there shall be any refund with respect thereto Tenant shall be entitled to the same.

     2.04 Notwithstanding anything to the contrary contained in Article, upon Tenant's lawful assignment of this Lease in accordance with the consent of the Landlord, which consent may be unreasonably withheld, the Tenant shall thereafter, in all instances, be required to post a surety company bond, cash deposit or other security reasonably satisfactory to Landlord, securing payment of such contested items, interest and penalties, in the event it desires to contest or review any such tax, assessment, water rent, rate or charge, etc.

     2.05 Nothing herein contained shall require or be construed to require Tenant to pay any inheritance, estate, succession, transfer, gift, franchise, capital levy, income or profit tax, any corporate income or gross receipts tax (except any gross receipts tax measured by the rent payable hereunder), that is or may be imposed upon Landlord, its successors or assigns, unless such taxes shall be levied upon the rent reserved herein instead and in lieu of real estate taxes upon the real property hereby demised, nor shall Tenant be required to pay any judgments or liens against The Premises created or suffered by Landlord, or principal, interest or other charges in respect of any fee or leasehold mortgage covering The Premises.

                                    ARTICLE 3

                             REPAIR and REPLACEMENT

     3.01 Any and all buildings and improvements which may be erected or placed upon The Premises at any time during said term shall be kept, outside and inside, structural or otherwise, including sidewalks, parking areas, driving range, nets, miniature golf course, or grounds or streets in front or appurtenant to the same, in good and substantial order and repair by Tenant at its sole cost and expense, and Tenant shall comply with all laws, ordinances, orders, regulations, rules and requirements of every kind and nature, and whether the same or any of them relate to any

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ordinary or extraordinary structural or non-structural changes or requirements to or in and about the premises or any buildings thereon, including sewage, water, water courses, sidewalks, parking areas or streets, or to changes or requirements incident to or the result of any use or occupation thereof, or due to the widening of or change in any street, road, avenue, or water course on which the premises may abut. All buildings, improvements and facilities shall be repaired and replaced in whole or in part, as required for proper upkeep, and this includes but is not limited to, the repaving of parking lots and replacement of roofs and HVAC.

     3.02 Tenant shall comply with all orders of the Municipal, County, State and Federal authorities, and each of them, their bureaus and departments, and the appropriate Board of Fire Underwriters or any other Board or Fire Exchange for standard fire insurance policies having jurisdiction over or relating to the premises and the buildings and improvements thereon, and shall pay any and all costs and expenses incident to such compliance, and shall indemnify and save harmless Landlord of and from all costs, expenses, claims and damages by reason of any notices, orders, rules, regulations, requirements, violations or penalties filed against or imposed upon the premises, or any part thereof, or against Landlord as owner thereof because of the failure of Tenant to comply with this covenant.

     3.03 Tenant shall have the right to contest or review any notice, order, rule, regulation, requirement, violation or penalty issued against The Premises by legal proceedings, or in such other manner as it deems suitable, provided that such action will not subject Landlord to civil or criminal penalties of any nature, and may have, if able, any such notice, order, rule, regulation, requirement, violation or penalty canceled, removed or revoked without actual compliance with the same, and if such actions or proceedings are instituted, they shall be conducted promptly at the expense of Tenant and free of expense to Landlord; and Tenant shall reimburse Landlord for any reasonable legal fees and expenses incurred by Landlord in connection therewith; and if as a result of any such actions or proceedings any notice, order, rule, regulation, requirement, violation or penalty is modified or

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partially revoked or canceled, Tenant shall then be obligated to comply only with that part thereof which shall remain in force and effect. The legal proceedings herein referred to shall include appropriate appeals from any judgments, decrees or orders.

     3.04 All such legal proceedings and appeals instituted by Tenant shall be begun as soon as possible after the filing of any such notice, order, rule, regulation, requirement, violation or penalty, and shall be prosecuted to final adjudication with all promptness and dispatch. If and when ever any such notice, order, rule, regulation, requirement, violation or penalty shall become absolute against Tenant and The Premises, or against Landlord, Tenant shall then comply with the same with due diligence and if Tenant, within thirty (30) days thereof, shall not comply with the same, Landlord may comply therewith and the cost and expense of so doing will be paid by the Tenant to the Landlord, and the provisions contained in Article 8 of this lease shall apply. Tenant shall be required to comply with any recommendations of the appropriate Board of Fire Underwriters or any other Fire Exchange for standard fire insurance policies having Jurisdiction over or related to The Premises. Landlord and its agents and other representatives shall have the right to enter into and upon The Premises or any part thereof, at all reasonable hours, for the purpose of examining the same.

     3.05 Landlord and its agents and other representatives shall also have the right to enter into and upon The Premises or any part thereof, for the purpose of making such emergency repairs therein as may be necessary to prevent imminent loss or damage to The Premises provided that Tenant shall have not have commenced making such repairs. Landlord, however, is not under any obligation to make any repairs, alterations or improvements of any kind whatsoever, structural or otherwise, but Tenant shall make all such repairs, alterations, replacements and improvements at its own cost and expense. However, in case of the neglect or default of Tenant in making the same, Landlord may do so, and all the cost and expenses attendant thereto, with interest thereon, shall be immediately paid by Tenant to Landlord. It is the intention of the parties that the Landlord shall receive the premises at the end of

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the term in the highest good order of repair and condition.

                                    ARTICLE 4

                          INDEMNIFICATION OF LANDLORD

     4.01 Tenant shall hold Landlord harmless against any and all claims, damages, suits or causes of action for damages arising after the commencement of and during the term hereof, or any renewal term hereof, and any lawsuits, claims, orders, decrees or judgments which may be entered therein, brought for damages or alleged damages resulting from any injury to person or property or from loss of life sustained in or about The Premises and the buildings and improvements thereon, or in or upon the sidewalks, streets, walkways, golf driving ranges, miniature golf courses, or facilities on the Demised Premises, or in front of or appurtenant thereto, by any person or persons whatsoever, except if caused as a result of the willful and malicious acts of Landlord, its agents or employees.

     4.02 The Landlord shall not be liable for any personal injuries or damage to Tenant, its agents or employees, or to any other persons or to any occupant of any part of The Premises, or for any injury or damage to any goods, wares, merchandise, equipment or property of Tenant, or of any occupant of any part of The Premises, irrespective of how the same may be caused, whether from action of the elements or acts of negligence of the owner or occupants of the adjacent properties.

     4.03 Tenant shall and will indemnify and save harmless Landlord of and from any and all liability, loss, damage or expense, cause of action, suits, claims and judgments, including reasonable legal expenses in connection with defending against such action, suit or claim, arising from injury to persons or property of any and every nature and for any matter or thing growing out of the occupation of The Premises, or any part thereof, or arising or growing out of the use, occupation, management or possession of The Premises, or of any building thereon, or any part thereof, or of the property adjacent thereto, occasioned by Tenant, its agents, employees or occupants of any part of The Premises, or by their agents or employees, respectively, or which may be occasioned by any person or thing whatsoever. Tenant shall indemnify and save

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harmless the Landlord from all liability caused by the actions of the City of
Englewood or County of Bergen, or any of the departments, bureaus, etc., in construction of any public work, or of any other matter, at any time during the term hereof.

                                    ARTICLE 5

                                    INSURANCE

     5.01 Tenant shall, throughout the term of this lease at its own cost and expense, provide and keep in force for the benefit of Landlord, all risk insurance against loss or damage or injury or destruction of any building or buildings hereafter erected on The Premises resulting from fire, or from any hazard, and as a minimum, Tenant shall produce all risk casualty insurance, liability insurance, the extended coverage endorsement, including plate glass insurance, sprinkler leakage, collapse and vandalism and malicious mischief, and "All Risks of Physical Loss" coverage, in such company or companies as may be reasonably acceptable to Landlord, and if more than one company is used, with such distribution of the amount thereof among such companies as may be approved by Landlord. In addition to the foregoing, Tenant shall, at its own cost and expense, provide and keep in force for the benefit of Landlord, insurance against loss or damage or injury or destruction of any building or buildings hereafter erected on the premises resulting from water and flood damage.

     5.02 Tenant shall provide and keep in force all such insurance in an amount equal to the full replacement cost of the buildings, including the fixtures and equipment therein, and Landlord shall, from time to time, increase the insurance coverage, including liability coverage, to compensate for increases in the Consumer Price Index over the base year of 1997. If at any time Landlord and Tenant cannot agree as to the full replacement cost of the building, and the fixtures and equipment, or regarding the amount of liability insurance coverage, the value of same shall be determined by the insurance company with whom the policy or policies of insurance are being maintained by, and the amount of insurance so determined shall be the amount of insurance to be carried. Such insurance policies to be provided for and kept in force by Tenant shall provide that the loss, if any, be payable to Landlord and Tenant as their respective interests may appear. Where reference is made hereinabove to fixtures and equipment, the parties hereto intend that the same be fixtures and equipment used on or in connection with the premises, or used in connection with the operation of the buildings or structures located on The premises. Landlord may require that the interest of any mortgagee under a mortgage to which this lease is subordinate, be protected by proper endorsements to any such policies or certificates of insurance, and that the originals of such policies or certificates of insurance be delivered either to such mortgagee or to Landlord; provided, however, that all proceeds of such insurance shall be made available for application as in this lease provided.

     5.03 Tenant shall provide and maintain insurance for loss or damage by explosion of steam boilers, pressure vessels or similar apparatus hereafter installed on The Premises. Said insurance shall be on a Boiler and Machinery Broad Form Policy of not less than $250,000 on a repair and replacement basis, plus Bodily Injury coverage.

     5.04 Tenant shall provide and maintain general liability insurance (including personal injury and property damage) in the usual form, in the single limit amount of $3,000,000, and such insurance shall name both Landlord and Tenant as insured thereon; and Tenant shall pay the premium on all said policies as they are due; and Tenant shall promptly deliver to Landlord certificates for said policies. Tenant will, without notice or demand, have the Landlord named as party insured under said policies, entitled to the full benefits and protection afforded by the provisions of said policies. The liability insurance coverage shall be increased from year to year in accordance with the Consumer Price Index increases, over the base year of 1997. That is to say, if there is a 3% increase in the consumer price index over the base year of 1997, the amount of liability insurance coverage will be increased by 3%, and likewise the consumer price increase shall be calculated each year and the insurance adjusted in the same fashion each year.

     5.05 Tenant shall provide and maintain insurance against loss of rental, under a rental value insurance policy

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




covering risk of loss due to the occurrence of any of the hazards described in
Article 5, in an amount equal to the sum of one (1) years annual rent as provided for herein, as the same may be increased from time to time, plus the amount of any real estate taxes for the period of twelve (12) months next following the occurrence of the insured casualty, which policies shall be payable to Landlord and Tenant as their interest may appear. Said policies of insurance shall be deposited with Landlord, and Tenant does hereby assign to Landlord the proceeds of such insurance, if, as and when collected, and said proceeds shall be held in trust and applied by Landlord on account of the annual rent or any increased annual rent or any additional rent accruing under the terms of this Lease, the balance, if any, to be paid to Tenant. Tenant shall pay the premium on all said policies. It is agreed that the annual rent or the increased annual rent payable hereunder shall abate to the extent of the proceeds of such insurance policies as may be received by Landlord, but that Tenant shall remain fully responsible for such rents which exceed the amount of the proceeds of such insurance.

     5.06 Each such policy or certificate therefor issued by the insurer shall, to the extent obtainable, contain an agreement by the insurer that such policy shall not be materially changed or canceled without the Landlords consent, and without at least twenty (20) days prior written notice to Landlord and to any such mortgagee named as loss payee thereunder.

     5.07 Upon the failure at any time on the part of Tenant to procure and deliver to Landlord any of the policies of insurance or certificates as hereinabove provided, at least twenty (20) days before the expiration of the prior insurance policies, if any, or to pay the premiums therefor, Landlord shall be at liberty from time to time, but shall not be required, to obtain such insurance and to furnish Landlord with certificates for such insurance, and to procure such insurance for a term not exceeding one (1) year and to pay the premiums therefor, and any sums paid for insurance by Landlord shall be and become and are hereby declared to be rent under this Lease forthwith due and payable.

     5.08 Tenant shall procure an appropriate clause in, or endorsement on, any fire or exceeded coverage insurance policy covering The Premises and the buildings and personal property, fixtures and equipment located thereon or therein pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and having obtained such clauses and/or endorsements of waiver of subrogation or consent to a waiver of right of recovery, the Tenant agrees that it will not make any claim against, or seek to recover from the Landlord for any loss or damage to its property or the property of others resulting from fire or any other perils whether or not covered by such fire and extended coverage insurance.

                                    ARTICLE 6

                             DESTRUCTION AND DAMAGE

     6.01 If during the term of this Lease, the buildings, and improvements erected thereon or therein, shall be destroyed or damaged in whole or in part by fire or any other cause, Tenant shall give to Landlord prompt notice thereof, and Tenant, at its own cost and expense, shall, promptly repair, replace and rebuild the same with a structure of substantially the same character and condition as existed immediately prior to such occurrence, and Landlord shall, in no event, be called upon to repair, replace or rebuild any such buildings, improvements or equipment, nor to pay any of the cost or expenses thereof, and the Tenant shall not be entitled to an abatement of rent by reason of the damage or destruction to The Premises.

     6.02 For the purpose of paying towards the cost of such repairs, replacement or rebuilding, in the event of a loss in excess of $25,000.00, Landlord and Tenant shall deposit the proceeds of insurance with the Landlord as trustee and such trustee shall make available and pay from time to time, but in no event more frequently than once in each month, all net sums received under insurance policies covering such loss or losses as provided for herein, at the request of or at the direction of Tenant to the parties whom Tenant may employ to repair, replace or rebuild the same, as such repairs, replacements or rebuildings shall progress or to Tenant, if Tenant shall make or pay for such repairs, re-placement or rebuilding, in reimbursement for work and materials actually incorporated in The Premises. Such payment shall be made by such trustee upon written request from an officer of Tenant, or in the event that an architect has been retained to supervise said work, then said payments by said trustee shall be made upon appropriate requisition certificates of the architect in charge of such work; provided, however, that in each instance of requisition prior to the completion of such work, said officer of Tenant or the architect, if any, shall also certify to the trustee and Landlord, and, at Landlord's request, to the holder of any mortgage to which this lease is subordinate, that the cost of the then remaining work necessary for completion thereof does not exceed ninety (90%) percent of the balance of said insurance proceeds as will remain after payment over the sum so requisitioned, and that such work has been prosecuted in accordance with the plans and specifications therefor.

     6.03 If in the course of such work any mechanic's, construction, or other lien, or order for the payment of money, shall be filed against The Premises or against Landlord or Tenant or any contractor of Tenant, or if Tenant shall be in default in the payment of any rent or additional rent then due and payable, or if there is any existing and unremedied default on the part of Tenant under the agreements, terms, covenants and conditions of this lease as to which Landlord has served notice upon Tenant and with respect to which Tenant has failed to cure within the time provided for herein, such trustee shall not make any payment of such insurance proceeds until and unless such lien or order shall have been fully bonded, satisfied, canceled, discharged of record or complied with, and/or until such default shall have been cured. In the event of a loss less than $25,000.00, such proceeds of insurance shall be assigned or paid directly to Tenant, to be applied by it in accordance with the provisions of this Article headed "DESTRUCTION AND DAMAGE".

     6.04 If the net amount of such insurance proceeds shall be insufficient for the proper and effective repair, replacement or rebuilding of such damaged or destroyed buildings, improvements or equipment, Tenant shall pay the additional sums required, and if the amount of such insurance proceeds shall be in excess of the cost thereof, the excess shall be paid to and retained by Tenant.

     6.05 The repairs, replacement or rebuilding to be performed by Tenant shall not be delayed by Tenant because of failure to receive the insurance proceeds or by reason of Tenant's inability to adjust the amount of insurance to be paid. Tenant shall proceed to repair, replace or rebuild the structures, improvements and equipment promptly, and, in the event that such work shall not be commenced within ten (10) days from the date of loss and shall not be expeditiously prosecuted to completion, Landlord shall have the right to cancel and terminate this lease by giving to Tenant not less than fifteen (15) days notice of intention to do so, and, if upon the expiration of the time fixed in such notice, such work shall not have been commenced and the other agreements, terms, covenants and conditions herein complied with, or, if after commencement thereof, the work shall not have been expeditiously prosecuted, as the case may be, this lease and the term hereof may be terminated by the Landlord, and all such insurance proceeds shall belong to and shall be retained by Landlord, and Tenant shall remain liable for all of its obligations under this Lease.

     6.06 Such work and the performance thereof shall be subject to and shall be performed in accordance with the provisions of the Article of this Lease headed "ALTERATIONS, IMPROVEMENTS AND ADDITIONS".

     6.07 The fifteen (15) day period mentioned in Article 6 shall be extended by such period as Tenant may be delayed by strikes, labor or material shortages, embargoes, governmental restrictions or priorities, or other causes beyond Tenant's reasonable control; provided, however, that lack of required monetary funds shall not be deemed to be a cause beyond Tenant's reasonable control.

     6.08 If, at any time during the last one (1) year of the original term, or during the last one (1) year of any renewal term, of this Lease, the buildings and improvements on The Premises shall be so destroyed or damaged by fire or any other cause that the cost of the restoration exceeds fifty (50%) percent of the full replacement cost of such buildings, improvements or equipment immediately prior to such destruction or damage, either party may, within the period of ten (10) days after the date on which such destruction or damage occurs, give notice to the other of its election to terminate this lease, and this lease and the term of this Lease shall cease and expire on the date of expiration of the period of ten (10) days after the date on which such notice is given with the same force and effect as if such date were the date originally set forth in this lease for the expiration of this Lease and the term of this Lease, and, in such event, Tenant shall have no obligation to repair, replace or rebuild such buildings, improvements or equipment and the proceeds of insurance referred to in Article 6 shall be paid to and belong to Landlord.

                                    ARTICLE 7

                              WAIVER OF REDEMPTION

     7.01 It being clearly understood by Tenant that Landlord is unwilling to enter into any lease of The Premises unless any statutory rights of redemption after a dispossess proceeding shall be waived by Tenant and Tenant being willing to waive all such rights of redemption in order that it may secure a long term lease, Tenant covenants and agrees that in the event of an action of ejectment, or any other action or proceeding to dispossess, terminating this lease, the right of redemption, if any, provided or permitted by any statute, law or decision, now or hereafter in force, shall be and hereby is expressly waived.

                                    ARTICLE 8

                               PAYMENT TO LANDLORD

     8.01 In case Landlord shall pay or be compelled to pay any sum of money or do any act which shall require the expenditure or payment of any sum by reason of the failure of Tenant to perform any one or more of the covenants herein contained, Tenant shall immediately pay the same to Landlord upon demand, with interest thereon at ten (10%) percent per annum, and in default thereof, the sum or sums so paid or to be incurred by Landlord, together with all interest, costs and damages, shall be additional rent becoming due immediately, and shall for all purposes whatsoever be deemed to be rent due and payable immediately, or on any subsequent day, as

Landlord may, at Landlord's option, elect, and shall be payable as such, but it is expressly covenanted and agreed hereby that payment by Landlord of any such sums of money or the doing of any such acts shall not be deemed to waive or release the default in the payment or doing thereof by Tenant, or the right of Landlord to recover possession, at Landlord's election, of The Premises by reason of Tenant's default with respect to any such payment or act. The Landlord may demand and receive payment from the Tenant in advance of the date that the Landlord elects to make payment.

                                   ARTICLE 9

                                      LIENS

     9.01 If any mechanic's or other lien or order for the payment of money shall be filed against The Premises or any building or improvement thereon by reason of any change or alteration to The Premises or any addition or new building located thereon, or the cost or expense thereof, or any contract relating to the same, or against Landlord as owner thereof, as a result of or arising out of any labor or material furnished, or alleged to have been furnished, or to be furnished, to or for Tenant, or anyone claiming by, through or under Tenant, at The Premises, Tenant shall, within thirty (30) days after notice to Tenant of the filing thereof, cause the same to be canceled and discharged of record by bond or court order, at the election of Tenant, but in a manner to the reasonable satisfaction of Landlord, and shall also defend for Landlord, at Tenant's sole cost and expense, any action, suit or proceeding which may be brought thereon or for the enforcement of the same, and will pay any damages and satisfy and discharge any judgment entered therein and save harmless Landlord from any liability, claim or damage resulting therefrom.

     9.02 Tenant shall have the right to contest or review by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, Tenant shall conduct promptly at its own expense and free of any expense to Landlord), any such lien filed against The Premises upon condition that before instituting any such proceedings, if the contested item or items shall not have been paid and are in the aggregate in excess of $25,000.00, Tenant shall furnish to Landlord a surety company bond, sufficient to cover the amount of such contested items, with interest and penalties for the period which such proceedings may reasonably be expected to take, securing payment of such contested items, interest and penalties, and all costs in connection therewith, and upon the furnishing of such bond, Tenant shall not be deemed to be in default in the payment of such contested items. Notwithstanding the provisions of the foregoing, or the furnishing of any such bond, Tenant shall promptly pay all such items if at any time The Premises or any part thereof shall be in danger of being forfeited or lost by reason of such nonpayment, and upon such payment any such bond may be canceled and discharged. The legal proceedings herein referred to shall include appropriate appeals from any judgments, decrees or orders, but all such proceedings shall be begun as soon as is reasonably possible after the imposition or assessment of any contested item, and shall be prosecuted to final adjudication with reasonable dispatch. In the event of any reduction, cancellation or discharge of any such contested item, Tenant shall pay the amount finally levied against The Premises or adjudicated to be due and payable on any such contested item, and upon such payment any such bond may be canceled and discharged, and if there shall be any refund with respect thereto, Tenant shall be entitled to the same.

                                   ARTICLE 10

                               HOLDOVER BY TENANT

     10.01 In the event that the Tenant shall holdover and remain in possession of the leased property after the expiration of this Lease, or at such sooner date as the Lease may be terminated by reason of the provisions thereof, without the Landlord's consent, it shall not be deemed or construed to be a renewal or extension of this Lease, but it shall operate to create a holdover tenancy, at which time the rent shall accrue at double the amount of the rent then due and owing.

                                   ARTICLE 11

                            ASSIGNMENT AND SUBLETTING

     11.01 Tenant may not assign this Lease. Tenant may not sublet The Premises, except to a wholly owned subsidiary, after having obtained the written consent of the Landlord, and provided that U.S. GOLF AND ENTERTAINMENT, INC. shall remain fully and primarily liable under the terms of this Lease.

     11.02 Tenant may not sublet The Premises without the prior written consent of Landlord, which consent may not be unreasonably withheld; provided, however, in connection with any sublet of The Premises, Tenant shall comply with the following:

          (a) At the time of any sublet, this Lease must be in full force and effect without any uncured or continuing Event of Default hereunder on the part of Tenant;

          (b) The sub-tenant shall assume, by written instrument in form reasonably satisfactory to Landlord, the due performance of the Tenant's obligations under this Lease;

          (c) A copy of any sub-lease, both in form and content reasonably satisfactory to Landlord, fully executed and acknowledged by the sub-tenant, together with a certified copy of a properly executed corporate resolution (if the sub-tenant be a corporation) authorizing such sub-lease, shall be delivered to Landlord prior to the effective date of such sub-lease for the Landlord's review; and

          (d) The use of the premises shall continue to be the same as that presently authorized by the lease; and

          (e) The Tenant shall pay the Landlord's attorney's fees and expenses regarding this matter, including the review and approval of the sub-lease.

     11.03 If Tenant is a corporation, then the sale, issuance or transfer of any voting capital stock of Tenant which shall result in a change in the voting control of Tenant shall be deemed to be a prohibited assignment of this Lease within the meaning of this Paragraph.

                                   ARTICLE 12

                                   ARBITRATION

     12.01 Neither the Landlord nor the Tenant shall be required to arbitrate any disputes under this Lease.

                                   ARTICLE 13

                     ALTERATIONS, IMPROVEMENTS AND ADDITIONS

     13.01 Subject to the compliance with and observance of all of the terms, conditions, covenants and agreements provided for in this lease, Tenant shall have the right, to be exercised at Tenant's option at any time during the term of this Lease, to make alterations, improvements and/or additions, structural or otherwise, in and to The Premises; provided, however that: (a) such alteration, improvement and/or addition does not materially impair the value of The Premises or change the character of The Premises so as to be in violation of the provisions of the Article of this Lease headed "USE OF PROPERTY", (b) Tenant notifies Landlord of its intention to make such alterations, improvements and/or additions in writing prior to the commencement of any such work, (c) if the cost of the proposed alteration, improvement and/or addition is in excess of $25,000.00, furnish Landlord with a copy of the plans and specifications for such work, and, (d) Tenant shall obtain the prior written consent of Landlord and the holder of any mortgage to which this Lease is subordinate, which consent shall not be unreasonably withheld so long as Tenant delivers adequate security that it will restore The Premises on termination of this Lease, and (e) On termination of this Lease, the Tenant will, at the option of the Landlord, restore The Premises to the condition it was prior to the improvement, alteration or addition.

     13.02 In connection with such work, Tenant shall be required to procure and deliver to Landlord a performance and payment bond in an amount equal to the estimated cost of construction of such alteration, improvement and/or addition, in the event any of the following shall occur' (a) The cost of the proposed alteration, improvement and/or addition is in excess of $25,000.00 or involves a permanent structure, or a change to a structure on The Premises.

     13.03 In the event Tenant is required to post a performance and payment bond in accordance with Article 13.02 above, such bond shall be executed by a surety company or companies reasonably satisfactory to Landlord and shall be in a form approved by Landlord guaranteeing that Tenant shall and will:

          (a) Make, erect and complete the proposed improvement in accordance with such plans and specifications therefor, and in compliance with the building code and all laws, ordinances, rules, regulations and orders of any governmental bureau, body or officer having competent authority to make the same and which may be applicable to the erection or construction of said improvement;

          (b) Complete said improvement within the time to be therein specified (except if delayed by strikes, labor or material shortages, embargoes, governmental restrictions or priorities or other causes beyond Tenant's reasonable control) and fully pay for the same at the times and in the manner as fixed by contracts therefor; and

          (c) Perform any and all duties which are or may be legally imposed on Landlord as owner of The Premises in connection with the construction, and obtain any necessary certificates of occupancy therefor.

     13.04 During the period of such work, Tenant shall pay all items of rent, percentage rent, and additional rent which Tenant is obligated to pay under any other provision of this Lease. Wherever in this Lease rent is required to be paid by Tenant, it shall mean all rent, without exception, including net rent, base rent, percentage rent, additional rent, and all other Tenant's impositions. It is mutually understood and agreed that the liability of the surety or sureties on said bond or bonds may, from time to time, be reduced so that the amount therefor at any time in force shall be equal to the estimated cost of completion of the balance of the improvement, but that said liability, as the same may from time to time be reduced as aforesaid, shall continue for the benefit of Landlord until the completion of said improvement and the expiration of four (4) months next succeeding the date of such completion, or until satisfactory proof has been submitted to Landlord that said improvement has been fully paid for and The Premises are free of any mechanic's or other liens or claims for which a lien may be filed in connection with such work. Tenant further agrees that at all times during construction, Tenant will indemnify and keep indemnified Landlord against loss on account of injuries to person or property, and against loss by way of penalties or otherwise on account of the failure of Tenant to perform or fulfill any duty imposed upon Landlord in, or arising out of, or connected with the intended construction, either by appropriate endorsement on the policy or policies of general liability insurance referred to in this lease, or by obtaining policies of insurance with the same limitations of coverage to cover Landlord and Tenant during such construction. Landlord shall, upon request of Tenant, but at Tenant's sole cost and expense, join in Tenant's application for any building permit or license required in connection with such alteration, improvement and/or addition, and only upon Landlord's prior written consent, which shall not be unreasonably withheld, grant such underground utility easements as may be required in connection therewith.

     13.05 Any such alteration, improvement and/or addition to The Premises shall immediately be and become the property of Landlord.

                                   ARTICLE 14

                                 USE OF PROPERTY

     14.01 Tenant will not do, cause or knowingly permit to be caused, any waste or damage, disfigurement or injury to The Premises or any part thereof, nor shall Tenant use or knowingly allow The Premises or any part thereof, to be used or occupied for: (a) any unlawful purpose, or (b) in a manner that would, in any way, violate any certificate of occupancy affecting the premises, or (c) in any way which may make void or voidable any insurance then in force with respect to the premises, or (d) in a manner that will cause, or be likely to cause, structural injury to the premises, or (e) in a manner that would constitute a private or public nuisance, or (f) in a manner to violate Environmental Protection Laws or Regulations, or any other Federal, State or Municipal governmental rule or regulation.

     14.02 Tenant, without the express written consent of Landlord, may only use The Premises: (a) for an upscale family oriented recreation facility limited to a two-level heated golf driving range; (b) an 18-hole miniature golf course; and
(c) a related club house. No other uses are permitted.

     14.03 Nothing contained in this Article headed "USE OF PROPERTY" and no action or inaction by Landlord hereunder shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or make any agreement that may create, give rise to, or be the foundation for any right, title, interest, charge or other encumbrance upon the estate of Landlord in The Premises.

     14.04 Tenant, throughout the term of this lease, shall comply with all of the terms, provisions and conditions of all documents of record subject to which Landlord acquired title to The Premises.

     14.05 Tenant acknowledges that Tenant has heretofore consulted with the Building Inspector of the City of Englewood, and has received assurances to Tenant's satisfaction that Tenant's proposed use and occupancy of the Demised Premises is permitted under the zoning and other ordinances of said City. Tenant further acknowledges that the execution and delivery of this Lease is based upon Tenant's independent investigation as to permitted uses and not upon any representation by or actions of the Landlord with respect thereto, and Tenant assumes all liability with respect to Tenant's use and occupancy of the Demised Premises as being a permitted use.

                                   ARTICLE 15

                        SALE AND INSPECTION BY LANDLORD

     15.01 Tenant shall permit Landlord or the agents of Landlord to show The Premises for sale or lease between the hours of nine o'clock in the forenoon and six o'clock in the afternoon on business days.

                                   ARTICLE 16

                              MEMORANDUM OF LEASE

     16.01 Upon request of either party to this Lease, Landlord and Tenant agree to execute and deliver a memorandum of this Lease, and a memorandum of any modification of this Lease, in recordable form.

                                   ARTICLE 17

                                TENANT'S RECORDS

     17.01 Tenant agrees that throughout the term of this lease and during any renewal term, if this lease is renewed, to furnish Landlord, without demand, with copies of its published annual and interim financial reports to shareholders and public filings with the Securities and Exchange Commission.

                                   ARTICLE 18

                                 QUIET ENJOYMENT

     18.01 Tenant, upon payment of the rent and all sums herein reserved, and upon the due performance of all terms, covenants, conditions and agreements herein contained on Tenant's part to be kept and performed, shall at all times during the term hereby granted quiet enjoyment of The Premises from the actions of the Landlord, subject, however, to the terms of this lease. Any failure by Landlord to comply with the foregoing covenant which arises as a result of a claim of paramount title, or is otherwise outside of Landlord's control, shall not give Tenant any right to cancel or terminate this Lease, or to abate, reduce or make deductions from or offset any rent or other sums payable in accordance with the provisions of this Lease, or to fail to perform or observe any other covenant, agreement or obligation of Tenant hereunder. The Tenant covenants that it has made a title search of The Premises, and has obtained the requisite Certificate of Occupancy, and that the Tenant has accepted title and possession "as is".

                                   ARTICLE 19

                        SUBORDINATION AND NON-DISTURBANCE

     19.01 This lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all fee and leasehold mortgages which may now, or hereafter affect all or any portions of The Premises, to each and every new mortgage or advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extension of such mortgages and spreaders and consolidations of such mortgages, provided that as to any mortgages that become liens of record after the date of this lease: (a) the mortgagees thereunder shall each enter into a non-disturbance agreement, in favor of Tenant, to provide that in the event its said mortgage shall be foreclosed and provided that there is no Event of Default continuing hereunder, this lease shall not terminate on account thereof so long as Tenant continues to pay the rents reserved in this Lease and otherwise performs and observes all of the terms, covenants, conditions and provisions of this Lease to be performed and observed by or on behalf of Tenant hereunder, provided that the lien of any mortgages shall cover any structures installed by the Tenant on The Premises. The provisions of this Article 19 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver, within 5 days of request, any instruments that Landlord, or the holder of any mortgage, or any of their respective successors in interest, may reasonably request to evidence such subordination.

     19.02 In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to claim a partial or total eviction, Tenant shall not exercise such right until it has given written notice to the Landlord, if there is a mortgagee, to the mortgagee, of such act or omission, and if it is one which is not capable of being remedied by Landlord or any mortgagee within a reasonable amount of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when all such mortgagees shall have become entitled under such mortgages to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this lease or otherwise, after similar notice, to effect such remedy), provided any such mortgagee shall, with due diligence, give Tenant written notice of intention to, and shall commence and continue to, remedy such act or omission, but nothing herein contained shall obligate any mortgagee to do so unless it so elects.

          19.03 If a mortgagee shall succeed to the rights of Landlord under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, then, at the request of such Party so succeeding to Landlord's rights (herein sometimes called the "Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment which such Successor Landlord shall agree to accept if so requested by Tenant, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as if it were a direct lease between the Successor Landlord and Tenant upon all of the terms, covenants and conditions set forth in this Lease, and all such terms, covenants and conditions shall be applicable after such attornment except that the Successor Landlord shall: (a) Not be liable for any previous act or omission of Landlord under this Lease; (b) Not be subject to any offset, not expressly provided for in this Lease, which shall have theretofore accrued or which may thereafter accrue to Tenant against Landlord; and (c) Not be bound by any previous modification of this Lease, not expressly provided for in this lease, other than a modification of this lease executed by Landlord and Tenant prior to the notice of the execution of any mortgage, or by any previous prepayment of more than one month's annual rental, unless, if such modification or prepayment shall have been made by Tenant after its' receipt of notice of the existence of such mortgage(s), such modification or prepayment shall have been expressly approved in writing by the mortgagee through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

                                   ARTICLE 20

                                 RENEWAL OPTION

     20.01 If this Lease shall not have been terminated as herein provided during the original term, Tenant, provided no Event of Default is continuing hereunder, is hereby granted an option to extend the term of this Lease for one ten (10) year period. Tenant shall notify Landlord in writing not less than one (1) year prior to the expiration of the then current term, time being of the essence, that Tenant elects to extend the term of this Lease and upon the giving of such notice as herein provided, this Lease shall be automatically renewed for such renewal term without the necessity of the execution of any further instruments. The renewal term shall be upon the terms, covenants and conditions applicable to the original term, except that:
(a) the rent reserved for the term shall be as specified in the rent schedule of Paragraph 1.01; (b) the minimum rent during such renewal term shall be increased by the CPI increase (but not decrease) calculated as the difference (reduced to a percentage) between the N.Y. Metropolitan Index (or similar index) for the month of February 1997, and the index for the month of February 2022. For example, if there is an increase in the CPI index, the minimum rent will be $350,000.00 as shown in the rent schedule, plus the CPI increase calculation, which together shall be the total new minimum rent for that year, with a similar calculation thereafter. The gross income provision of the lease as well as all other clauses, remain applicable to the extended term.

     20.02 If the Tenant shall fail to exercise its option to extend this Lease for the renewal term as provided in Article 20, TIME BEING OF THE ESSENCE, then the renewal term shall automatically lapse, and be void and of no effect, and the Lease will terminate on April 30. 2022.


                                   ARTICLE 21

                                   BROKERAGE

     21.01 The parties mutually represent to each other that the Tenant was introduced to The Premises by Marcus Associates, and the Tenant represents that Marcus Associates is the sole broker who negotiated and consummated the within transaction, for the Landlord, shall be responsible to pay the brokerage commission to Marcus Associates only.

                                   ARTICLE 22

                                     DEFAULT

     22.01 Each of the following shall be an "Event of Default"

     (a) Failure of Tenant to pay any installment of rent or any part thereof (including, but not limited to, failure to make any deposit required hereunder) or any other payments of money, costs or expenses herein agreed to be paid by Tenant after the same shall become due and payable, and the continuance of such failure for a period of five (5) days.

     (b) Failure of Tenant to observe or perform one or more of the other terms, conditions, covenants or agreements of this Lease and the continuance of such failure for a period of twenty (20) days after written notice by Landlord specifying such failure (unless such failure requires work to be performed, acts to be done or conditions to be removed which cannot, by their nature, reasonably be performed, done or removed, as the case may be, within such 20-day period, in which case no Event of Default shall be deemed to exist so long as Tenant shall have commenced curing the same within such 20-day period and shall diligently and continuously prosecute the same to completion);

     (c) Failure of Tenant to observe or perform one or more of the terms, conditions, covenants or agreements contained in the documents and agreements of records subject to which Landlord acquired title to The Premises and, provided same does not result in a forfeiture or reversion of title, the continuance of such failure for a period of twenty (20) days after written notice by Landlord specifying such failure.

     (d) The filing or execution or occurrence of;

          (i) a petition in bankruptcy by or against Tenant, sub-tenant, or to an assignee;

          (ii) a petition or answer by or against Tenant seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or any relief under a provision of the Bankruptcy Act;

          (iii) adjudication of Tenant as a bankrupt or insolvent;

          (iv) an assignment by Tenant for the benefit of creditors, whether by trust, mortgage or otherwise;

          (v) a petition or other proceeding by or against Tenant for, or the appointment of, a trustee, receiver, guardian, conservator or liquidator of Tenant with respect to all or substantially all of its property;

          (vi) a petition or other proceeding by or against Tenant for its dissolution or judicial liquidation, or the taking of possession of the property of Tenant by a governmental authority in connection with dissolution or liquidation;

     (e) The entry of a final order, judgment or decree by any court of competent jurisdiction granting any prayer of demand contained in any petition under (d) (i), (ii), (iii), (iv),(v) or (vi) above.

     (f) Failure of the Tenant to remain open for business seven (7) calendar days per week during normal golf driving range business hours, including mornings, and evenings until 10:00 p.m., Friday and Saturday evenings until 12:00 p.m.

     22.02 If an Event of Default shall occur under this Lease, Landlord, at any time thereafter, may, at its option, give written notice to Tenant stating that this lease and the term hereby demised shall expire and terminate on the date specified in such notice (which shall be no earlier than five (5) days after the mailing of said notice), and, upon the date specified in such notice, this lease and the term hereby demised, and all rights of the Tenant hereunder, shall expire and terminate as if that date were the date herein definitely fixed for the termination of the term of this lease, and the Tenant hereof shall quit and surrender The Premises, but Tenant shall remain liable on all terms of the Lease as hereinafter provided for it is agreed that in the event the Lease is so terminated, the Tenant shall remain liable for all obligations under the Lease.

     22.03 In the event of the termination of this Lease either by operation of law, by issuance of a dispossessory warrant, by termination as provided above or otherwise, or if an Event of Default shall occur, Landlord may, without notice, reenter and repossess The Premises, using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor, and Tenant shall nevertheless remain and continue liable to Landlord for a sum equal to all rent and other payments and charges reserved herein, for the remainder of the term, which sum shall be immediately due and payable. The term of the Lease shall run to April 30, 2022, or if the option is executed, to April 30, 2032. If Landlord shall so re-enter, Landlord may, at its option, repair and alter The Premises in such manner as to Landlord may seem necessary or advisable, and/or let or relet The Premises or any parts thereof for the whole or any part of the remainder of the term hereof or for a longer period, for such amounts as the Landlord may elect, whether for a lesser sum or a greater sum than the amount due by the Tenant, in Landlord's name or as agent of Tenant, and out of any rent collected or received as a result of such letting or reletting Landlord shall first, pay to itself the cost and expense of retaking and repossessing The Premises, and the cost and expenses of removing all persons and property therefrom, including reasonable legal fees and expenses; second, pay to itself the cost and expense sustained in securing any new tenants, and if Landlord shall maintain and operate The Premises, the cost and expense of operating and maintaining The Premises; and third, pay to itself any balance remaining on account of the liability of Tenant to Landlord for the sum equal to all rent and other payments and charges reserved herein and unpaid by Tenant for the remainder of the term hereof. In the event that the rent received by the Landlord shall be greater than that due from the Tenant, the Tenant shall receive no excess sum, but that sum be retained by the Landlord. No re-entry by Landlord, whether had or taken under summary proceedings or otherwise, shall absolve or discharge Tenant from liability hereunder. Landlord shall in no way be responsible or liable for any failure to relet The Premises or any part thereof, or for any failure to collect any rent due on any such reletting, and Landlord shall not have the duty to mitigate damages. The Landlord may offer to lease and lease The Premises for a greater or lesser sum than that due from the Tenant. Should any rent to be collected by Landlord after the aforementioned payments be insufficient fully to pay Landlord a sum equal to all such rent and other payments and charges reserved herein, the deficiency shall be paid by Tenant, or if there shall be an excess of rent collected by Landlord over and above that to be paid by the Tenant, the Landlord shall be entitled to retain any surplus; and Tenant hereby expressly waives any defense that might be predicated upon the issuance of such dispossessory warrant or other termination hereof.

     22.04 Upon the occurrence of any of the circumstances hereinabove mentioned in which Landlord shall have the right to hold Tenant liable under this Lease, Landlord may forth-with recover against Tenant as damages for loss of the bargain and not as a penalty, in addition to any other damages becoming due hereunder, an aggregate sum which, at the time of such termination of this Lease or of such recovery of possession of The Premises by Landlord, as the case may be, represents the aggregate of the rent and all other payments and charges payable by Tenant hereunder that would have accrued for the balance of the term, such sum to be computed on the basis of a Tenant paying not only the minimum rent, percentage rent, and additional rent, to Landlord for the use and occupation of The Premises, but also the taxes, insurance, impositions, additional rent and all other payments and charges as are required to be paid by Tenant under the terms of this Lease for the balance of such term.

     22.05 Suit or suits for the recovery of such deficiency or damages, or for a sum equal to any installments of rent, taxes, insurance and other charges hereunder, may be brought by Landlord, from time to time at Landlord's election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired had there been no such default by Tenant or termination.

     22.06 Nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by a statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the damages referred to in any of the preceding Articles hereof.

     22.07 No receipt of monies by Landlord from Tenant or any other person after termination of this Lease, or after the giving of any notice of termination of this Lease, shall reinstate, continue or extend the term of this Lease or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of rent or other sum or sums of money and other charges herein reserved and agreed to be paid by Tenant then due or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of The Premises by proper remedy, it being agreed that after the service of notice to terminate this lease or the commencement of suit or summary proceedings, or after final order or judgment for the possession of The Premises, Landlord may demand, receive and collect any monies due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, except as herein otherwise specifically provided, all such monies collected being deemed payments on account of the use and occupation of The Premises or, by reason of economic necessity, at the election of Landlord, on account of Tenant's liability hereunder.

     22.08 Tenant hereby expressly waives the service of any notice of intention to re-enter provided for in any statute, or of the institution of legal proceedings to that end. The terms "enter", "re-enter", "entry" or "re-entry" as used in this Lease are not restricted to their technical legal meaning.

     22.09 Each and every covenant contained herein shall be deemed separate and independent and not dependent upon other provisions of this Lease.

     22.10 In the event of any breach or threatened breach by Tenant of any of the covenants, agreements terms or conditions contained in this Lease, the Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise.

     22.11 Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise of any one or more of the rights or remedies provided for in this lease or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise of any or all other rights or remedies.

     22.12 If the Landlord shall be made a party to any action or proceeding by reason of the act or omission of the Tenant or its agents or employees, the Tenant pay all costs and expenses, including, but not limited to, reasonable attorneys fees, incurred by the Landlord. In the event Landlord incurs any costs or expenses in enforcing any of the covenants and provisions of this lease, all such costs and expenses, including, but not limited to, reasonable attorneys' fees, shall be paid by the Tenant, and shall be deemed to be additional rent hereunder.

     22.13 In the event of any action or proceeding brought by Tenant against the Landlord, all costs, expenses and attorneys' fees incurred by Landlord in connection therewith shall be payable by the Tenant if the Landlord prevails and may be included in and form part of any judgment entered in any such action or proceeding. All such amounts due under this Article shall be paid within ten
(10) days of the rendition of a bill or statement therefor.

     22.14 In the event of a termination of this lease by reason of the occurrence of an Event of Default or breach by Tenant hereunder, all unexpired insurance premiums, all deposits theretofore made by Tenant with utility companies, all rights of Tenant under all insurance policies, any claims for refund of any impositions, any pending claims for insurance proceeds or condemnation awards, all monies and securities of Tenant then held by Landlord and all fuel and supplies on The Premises, shall be deemed to be and are hereby assigned to and transferred to Landlord.

     22.15 The rent hereunder and each and every installment thereof, and all costs, reasonable attorneys' fees or other expenses which may be incurred by Landlord in enforcing the provisions of this lease, or on account of any delinquency of Tenant in carrying out the provisions of this Lease, shall be and they hereby are declared to constitute a valid lien upon the
                                       36
interest of Tenant in this Lease, and shall be deemed additional rent under this Lease.

     22.16 No failure by Landlord or Tenant to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term of condition. No covenant, agreement, term or condition of this lease to be performed or complied with by Landlord or Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord or Tenant, as the case may be. No waiver of any breach shall affect or alter this lease, but each and every covenant, agreement, term and condition of this lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.


     22.17 This Lease shall survive the termination of the Landlord/Tenant relationship for the purposes of payment of rent and all other sums due to the end of the term. Thus, the Tenant shall remain liable for the sums accruing after the termination of the Landlord/Tenant relationship. The Landlord has no duty to mitigate damages, and nothing that the Landlord does will constitute a waiver thereof.


                                   ARTICLE 23

                                    DISTRAINT

     23.01 The Landlord and Tenant specifically agree, in consideration of the Lease herein, that in the event Tenant defaults in the performance of any of the conditions and covenants herein contained, that the Landlord, in addition to any other remedies herein contained or permitted by law, shall have the right and power under the terms of this Lease to cause a Distraint to be placed upon the goods and chattels of Tenant so that Tenant's rent, and all other charges, which are in default, may be paid. For purposes hereof, Landlord shall follow the following procedure:

     (a) Cause a constable or private person, such as Landlord, manager, agent or auctioneer, to make the Distraint by posting a notice on The Premises that the Distraint has been made.

     (b) Advise the Tenant, by certified mail, return receipt requested, addressed to Tenant's address as herein set forth, that the Distraint has been made.

     (c) The said constable or private person as described above shall advertise in a newspaper having a circulation in the community within three (3) days of the notice of Distraint that a public sale will take place on a date set, which date shall be within ten (10) days, but not less than seven (7) days from the date of said Distraint.

     (d) Tenant shall be notified, by certified mail, return receipt requested, addressed to Tenant's address as herein set forth, of the date of said sale.

     (e) On the date and at the time set for the said sale, the constable or other private person as described above shall then sell the goods and chattel of Tenant to the highest bidder for the unpaid rent. Said sale shall be for separate items or the goods and chattel under a single bid in the discretion of the constable or private person. Landlord shall have the right to bid for said goods and chattel on his own behalf. The monies realized from the said bid shall be applied, first, to the cost of these proceedings and sale, including constable or private person and reasonable legal fees of the Landlord, and the balance thereof shall be applied to the unpaid rent. In the event Landlord bids on his own behalf, an affidavit of reasonable value of the goods and chattels sold by the constable or private person shall be mailed to Tenant by certified mail, return receipt requested, together with an accounting of all the monies received.

     23.02 The parties hereto agree to this fully, knowing the present state of law with respect to the Distraint Statute as it is presently enacted in the State of New Jersey, and intend this to be a procedure agreed to between the parties as a consideration of the making of this Lease.

     23.03 Proceeding under this Paragraph shall not validate the continuance of the Lease and shall not limit Landlord with respect to any other remedies under this lease, or at law or in equity.

                                   ARTICLE 24

                         LANDLORD'S REMEDIES ON TENANT'S
                       DEFAULT RE ITEMS OF ADDITIONAL COST

     24.01 Upon default in the payment of any item of additional rent as herein provided, with all accrued interest and penalties thereon, shall or may be added as additional rent due immediately to the Landlord, or at Landlord's option, may be added to the next installment of rent becoming due on the next rent day, or on any subsequent rent day fixed by this lease, and shall for all purposes whatsoever be deemed to be rent due and payable on such rent day or on any subsequent rent day as Landlord may, at Landlord's option, elect, and in default of the payment of the same, Landlord shall have all the rights and remedies to enforce the payment of the same, including summary proceedings for non-payment of rent, as Landlord would have were the said payments for the rent due. Nothing herein contained shall, however, be deemed to waive the right of Landlord to sue for and recover by action at law or equity any sums of money which it may have paid out, or any indebtedness which it may have incurred on account of the failure of Tenant to comply with or perform any terms, conditions, covenants or agreements of this Lease. No cause of action brought by Landlord to dispossess, evict or terminate the Tenant shall be dismissed because the notice periods provided for in this Lease shall not have been followed.

                                   ARTICLE 25

                                    SURRENDER

     25.01 Tenant shall and will on the last day of the term hereof, or upon any earlier termination of this lease, or upon any re-entry by Landlord upon The Premises pursuant to the provisions of this lease, well and truly surrender and deliver up into the possession and use of Landlord, without fraud or delay, the entire premises in good order and repair. Upon surrender, the premises,and also all buildings, structures, golf driving ranges, golf courses, facilities, pipes, plumbing, electric wires, boilers and heating plant shall be in good repair, order and condition, and the property shall be broom clean and free and clear of all liens and encumbrances other than those, if any, created by Landlord. To which end Tenant specifically contracts, under penalty of termination and damages, that Tenant will at all times not only keep all structures, buildings, golf driving ranges, and golf courses, sidewalks, parking areas, grounds and streets of the premises, together with all fixtures, in good repair, inside and outside, and will, from time to time, renew the same to the end that delivery of The Premises, including, but not limited to, buildings, structures, miniature golf courses, golf driving range, sidewalks, parking areas, grounds and streets and all pipes, plumbing, electric wires, fixtures and equipment thereof shall be at the expiration of this Lease in good repair and condition. The Tenant shall keep the premises freshly painted from time to time as proper maintenance will warrant, both inside and out, and the roof free of leaks, and the HVAC in proper working order. Repaving of the parking area, and replacement of the roofs and HVAC will be made as required. Furniture, trade fixtures and personal property shall, at Landlord's option, be removed by Tenant at or prior to the termination of this Lease, and all of Tenant's signs shall, if requested by Landlord, be removed by Tenant prior to the termination hereof. Any injury to the buildings or Premises, or other injury which necessitates fundamental changes in or repairs to the buildings or structures caused by such removal shall be repaired by Tenant. Any personal property of Tenant which shall remain on The Premises after the termination of this lease and/or the removal of Tenant from the building may, at the option of Landlord, be deemed to have been abandoned by Tenant and either may be retained by Landlord as the property of Landlord or be disposed of, at Tenant's expense, if Tenant does not remove same within seven (7) days after Landlord's notice to Tenant, without accountability, and in such manner as Landlord sees fit.


                                   ARTICLE 26

                                SECURITY DEPOSIT

     26.01 The Tenant shall deposit with the Landlord the sum of $100,000.00, without interest, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease, such deposit to be delivered to Landlord to be held by him as he so desires, without interest, for the uses and purposes herein contained. In the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of rent and additional rent, Landlord may use, apply or retain the whole or part of the security so deposited to the extent required for the payment of any rent or additional rent or any other sum as to which Tenant is in default, or for any sum which Landlord may expend or may be required to expend by reason of Tenants' default in respect of any of the terms, covenants and conditions of this lease, including, but not limited to, any damages or deficiency accruing before or after summary proceedings or other re-entry by Landlord and any application of security shall not serve to cure the default.

     26.02 In the event Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security deposit deposited hereunder, without interest, shall be returned to Tenant within a reasonable time after the termination date as set forth herein. In the event of a sale of The Premises, Landlord shall have the right to transfer the security to the vendee and Landlord shall thereupon be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the new landlord solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer made of the security to a new landlord.

                                   ARTICLE 27

                                  CONDEMNATION

     27.01 Any award or payment to which Landlord or Tenant may be or become entitled by reason of any taking of The Premises, or part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary reacquisition of the use or occupancy of The Premises, or part thereof, by any governmental authority, civil or military, shall be paid to Landlord.

     27.02 If: (a) a portion of The Premises shall be taken in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, and this lease shall not be terminated and the Tenant's obligation shall continue as stated herein, or (b) the use or occupancy of The Premises, or part thereof, shall be temporarily requisitioned by any governmental authority, civil or military, then this lease shall continue in full force and effect without any abatement of rent.

     27.03 In case of any such partial taking as referred to in Article 27.02(a) above, the Landlord and Tenant shall deposit the net award in an interest bearing account with the Landlord as trustee and such trustee shall make available and pay from time to time, but in no event more frequently than once in each month, such net award at the request of or at the direction of Tenant to the parties whom Tenant may employ to repair, replace or rebuild the same, as such repairs, replacements or rebuildings shall progress. Such payment shall be made by such trustee upon written request from an officer of Tenant, or in the event that an architect has been retained to supervise said work, then said payments by said trustee shall be made upon appropriate requisition certificates of the architect in charge of such work; provided, however, that in each instance of requisition prior to the completion of such work, said officer of Tenant or the architect, if any, shall also certify to the trustee and Landlord, and at Landlord's request, to the holder of any mortgage to which this lease is subordinate, that the cost of the then remaining work necessary for completion thereof does not exceed ninety (90%) Percent of the balance of said award as will remain after payment over the sum so requisitioned, and that such work has been prosecuted in accordance with the plans and specifications therefor. If the cost of restoration required to be made by Tenant pursuant to this Article shall exceed the amount of the net award, the deficiency shall be paid by Tenant. If the amount of such net award shall exceed the cost of restoration, such excess shall belong to and shall be paid to Landlord.

     27.04 If the whole of the demised premises shall be taken by eminent domain for any public use then this lease shall, upon full payment by the authority to the Landlord, and title vesting, cease and terminate.

      27.05 Tenant shall have the right, in any eminent domain proceeding, to file and prosecute separate claims, independent of Landlord, with the condemning authority for damages of loss of Tenant's trade fixtures and moving expenses, provided same does not reduce Landlord's award.

                                   ARTICLE 28

                                      SIGNS

     28.01 The Tenant shall secure the prior written approval of the Landlord before placing any identifying sign on the premises. If such approval is given, the Tenant shall be solely responsible for the upkeep and maintenance of such signs, and for any injury, damage or claims that may be made by reason thereof.

                                   ARTICLE 29

                                ESCROW DEPOSITS

     29.01 In the event of the occurrence of an Event of Default as defined in this Lease, whether or not such default shall have been waived by Landlord, Landlord shall have the option during the term hereof, and any renewal term hereof, of requiring Tenant to pay to Landlord, together with and in addition to the rent reserved herein, any installment of the taxes and assessments levied or to be levied against The Premises and of the insurance premiums required under this Lease. Such installments shall be equal to 1/12th of the annual taxes and assessments and insurance premiums as estimated by Landlord. Landlord shall hold such monthly payments in escrow to apply the same against such taxes and assessments and insurance premiums when due.

     29.02 If the total of the payments made by Tenant for taxes and assessments and insurance premiums shall exceed the amount of payments actually made by Landlord for such charges, such excess shall be credited by Landlord on subsequent payments of the same nature made by Tenant. If, however, said monthly payments made by Tenant shall not be sufficient to pay such taxes and assessments and insurance premiums when the same shall become due and payable then Tenant shall pay to Landlord any amount necessary to make up the deficiency, on or before the date when payment of such taxes and assessments and insurance premiums shall be due.

                                   ARTICLE 30

                                  CERTIFICATES

     30.01 The Tenant shall, without charge, at any time and from time to time, within ten (10) days after request by the Landlord, certify by written instrument, duly executed, acknowledged and delivered to the Landlord, or to any mortgagee or proposed mortgagee, or any purchaser or proposed purchaser:

     (a) Whether or not such Tenant or Landlord is in default in any way, in the performance of any of the covenants, conditions and agreements to be performed by such party in accordance with this Lease and if there is any such default, specifying the nature of same.

     (b) What the amount of rent is pursuant to the terms of this Lease.

     (c) That this Lease is unmodified and in full force and effect, or in the event that there have been modifications, that the same is in full force and effect as modified, and setting forth the modifications.

     (d) Whether or not there are then existing any claims, set-offs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof upon the part of such other party to be performed or complied with, and if so, specifying the same.

     30.02 The failure of the Tenant to deliver this certificate shall be deemed tantamount to the delivery of the certificate by the Tenant to the party requesting such certificate to the effect that this lease is valid and subsisting and in full force and effect and that the Landlord at the time, is not in default under any of the terms of this Lease.

                                   ARTICLE 31

                                   JURY WAIVER

     31.01 It is mutually agreed by and between Landlord and Tenant, that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of The Premises and/or any claim of injury or damage and any emergency statute or any other statutory remedy.


                                  ARTICLE 32

                               SUPPLY OF SERVICES

     32.01 Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in or to The Premises. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of The Premises and accepts same "as is" in its present condition.


                                   ARTICLE 33

                             ACCEPTANCE OF PREMISES

     33.01 Tenant has examined the premises and accepts The Premises in its present condition and without any representation or warranty by Landlord as to the condition of said buildings or as to the use or occupancy which may be made thereof, and Landlord shall not be responsible for any latent defect or change of condition in The Premises, or the structures to be built thereon, and the rent hereunder shall in no case be withheld or diminished on account of any defect in The Premises, or the title thereto, nor for any change in their condition, nor for any damage occurring thereto, nor because of the existence of any violations of State or Local Laws or Regulations. The approval of Landlord of any plans or specifications shall not constitute a representation that those plans and specifications comply with the laws, orders, ordinances and regulations of the public authorities, or that the use or occupancy indicated in said plans or specifications is legal. The Landlord makes no representation regarding access to the premises or the availability of water, sewer, electrical or other services to The Premises, for the Tenant has satisfied itself in this regard.

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                                   ARTICLE 34

                                    AMENDMENT

     34.01 None of the covenants, terms, agreements and conditions of this Lease shall in any manner be altered, waived, changed or abandoned, nor shall the term hereof or any part thereof be surrendered, except by a written instrument duly executed and delivered by the parties hereto. This Lease contains the entire agreement between the parties and any executory agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.

     34.02 This Lease will not be construed against the drafter. Both Landlord and Tenant have examined the same, and therefore the Lease will not be construed against the drafter.

                                   ARTICLE 35

                                     NOTICES

     35.01 Any notices required or permitted to be given under this lease, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing, enclosed in an envelope with the Proper postage prepaid thereon, and mailed by registered or certified in a post office or in any branch post office of the United States, addressed to the respective party as set forth herein or to such other address as either party shall hereafter furnish to the other for that purpose, and the same shall be given and shall be deemed to have been served and given when each has received the notice. In the event that the Tenant cannot be located, service upon the Tenant's attorney is sufficient.


                                  ARTICLE 36

                      INVALIDITY OF PARTICULAR PROVISIONS

     36.01 If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or

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unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.


                                   ARTICLE 37

                                   EXCULPATION

     37.01 Landlord shall not be personally liable, under any expressed or implied covenant of this Lease, for any damages to Tenant, and Tenant agrees to look solely to the equity of Landlord in The Premises, for the satisfaction of the remedies by Tenant in the event of a breach by Landlord of any of the covenants or conditions hereof.


                                  ARTICLE 38

                          NO HAZARDOUS USE OF PREMISES

     38.01 The Tenant covenants and agrees that it will not use the premises for any use which creates an extra hazard or fire or other danger or casualty or which will increase the risk of damage to The Premises, nor will the Tenant utilize, store, manufacture, or otherwise place upon The Premises any objects, chemicals, substances, or other matters which are deemed to be hazardous chemicals or substances pursuant to New Jersey or Federal Law or Regulation.


                                  ARTICLE 39

                               ISRA REQUIREMENTS

     39.01 The Landlord will not obtain an ISRA Certificate of Non-Applicability, or any other similar certificate. Should such a certificate be required for any reason, the Tenant will assume the Landlord's duty to obtain that certificate. In the event that during the term of this Lease, there shall result in a determination that DEP, or ISRA, or similar compliance is required, the Tenant shall immediately undertake the compliance and cure and thereafter apply to ISRA, or any similar agency, for a Letter of Non-Applicability or other determination that the ISRA requirements have been satisfied, and the Tenant will complete all requirements at its own expense. At the termination of this Lease, the Tenant

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shall forthwith obtain a determination from ISRA or any similar or replacement requirement, that all matters regarding ISRA or any substitute statute or rule or regulation, whether State or Federal, which may take the place of ISRA or which may otherwise be applicable at that time, whether contemplated or not, have been complied with by the Tenant and the Tenant will cure and repair any defect, damage or other default found, whether or not caused by reason of Tenant's operation or use of The Premises, for it is the intention of the parties that the Landlord shall not be subject to any risk, liability, cost or expense by reason thereof.


                                   ARTICLE 40

                              OPERATION OF BUSINESS

     40.01 Tenant shall at all times during the term hereof (a) conduct its business on the entire Demised Premises; (b) remain open for business seven (7) calendar days per week during normal business hours for a golf driving range as referenced in a previous article of this Lease; (c) adequately staff its business with sufficient employees to handle the maximum business and carry sufficient merchandise of such character and quality to accomplish the same; (d) if the Tenant closes early or does not remain open, or does not open, in accordance with the above paragraphs, Tenant shall pay to the Landlord, as additional rent, in addition to the minimum rent and other impositions, liquidated damages in the sum of $1,000.00 per day or fraction thereof, for all such failures to maintain and/or conduct its business during such times, and Landlord shall be entitled to all other remedies at law or equity, including injunctive relief.

                                  ARTICLE 41

                             STATEMENT OF ACCEPTANCE

     41.01 Upon the Tenant's entering possession of The Premises, the Tenant covenants and agrees that it will furnish to the Landlord a statement that it accepts The Premises by the payment of the first month's rent, the Tenant does hereby covenant and agree that it has accepted the lease premises by the payment of the first month's rent.

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                                   ARTICLE 42

                            LATE PAYMENT AND INTEREST

     42.01 The Tenant agrees that as a material inducement to the Landlord to enter into this Lease, it will pay the rent and other charges as herein provided promptly on the first day of each and every month or as otherwise provided in this Lease, and that the Tenant understands that the Landlord will incur expenses in the event that the rent is not paid on time. Therefore without waiving any of the Landlord's other remedies for failure to pay rent or additional rent as in this Lease contained, the Tenant hereby agrees that if any rent payment or any other charge or expense is not paid by the Tenant within five (5) days after the same shall be due, the Tenant shall pay immediately, and without demand, a late charge of five (5%) percent of each payment required, which payment shall be deemed additional rent. This late charge is deemed to be a reasonable charge by the Tenant. Failure to demand or collect the late charge is not a waiver thereof. In addition to the late charge aforesaid, the Tenant shall pay interest upon any sum that has not been paid by the Tenant to the Landlord more than thirty (30) days after the same is due, at the highest rate of interest allowed by law in the State of New Jersey, which sum shall be in addition to the late charge herein imposed.

                                   ARTICLE 43

                                 NO PARTNERSHIP

     43.01 Landlord shall in no event be construed, held or become in any way or for any purpose a partner, associate or joint venturer of Tenant, or any party associated with Tenant, in the conduct of its business or otherwise.

                                   ARTICLE 44

                              COMPLIANCE WITN LAWS

     44.01 Tenant shall, at its own cost and expense:

     (a) Comply with all governmental laws, ordinances orders and regulations affecting the Demised Premises now in force or which hereafter may be in force;

     (b) Comply with and execute all rules, requirements and


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regulations of the Board of Fire Underwriters, Landlord's insurance company, and other organizations establishing insurance rates;

     (c) Not suffer, permit or commit any waste or nuisance;

     (d) Not conduct any auction, distress, fire or bankruptcy sale;

     (e) Install fire extinguishers in accordance with law and insurance requirements; and

     (f) Obtain all necessary environmental and operating permits.

     44.02 Tenant acknowledges the existence of environmental laws, rules and regulations, including but limited to the provisions of ISRA, as hereinafter defined. Tenant shall comply with any and all such laws, rules and regulations. Tenant represents to Landlord that Tenant's Standard Industrial Classifications Manual prepared by the Office of Management and Budget in the Executive Office of the President of the United States will not subject the Demised Premises to ISRA applicability.

                                   ARTICLE 45

                                ATTORNEY-IN-FACT

     45.01 If Tenant shall fail, within ten (10) days after written request from the Landlord, to execute and deliver to Landlord such instruments as are required by this Lease, the Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver such instruments for and in the name of Tenant. If Tenant shall not have executed and delivered such instruments as aforesaid, and Tenant's actual execution is required by the party requesting the instrument, Landlord may cancel this Lease.

                                   ARTICLE 46

                                 FORCE MAJEURE

     46.01 Landlord shall be excused for the period of any delay in the performance of any obligations hereunder, when prevented from so doing by cause or causes beyond Landlord's control which shall include, without limitation, all labor disputes, civil commotion, war, war-like operations, invasion, rebellion,

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hostilities.

                                   ARTICLE 47

                         NO REPRESENTATIONS BY LANDLORD

     47.01 The Landlord does not make any representations regarding the condition, title, use or occupancy of The Premises, and the Landlord is unwilling to make any representations regarding the condition, title, use and occupancy of The Premises, or regarding the nature of The Premises whatsoever. The Tenant has made its final inspection of The Premises and is satisfied therewith.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively signed, sealed and executed this Lease on the day and year first above written.

ATTEST:                                 U.S. GOLF AND ENTERTAINMENT, INC.

                                        BY:
----------------------------------      ---------------------------------
                                                                 Tenant


                                        ---------------------------------
                                        MURRAY L. BEER, Landlord

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